EXHIBIT 10.65

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version
CONFIDENTIAL
Amendment No. 4 to Sales Agreement
This Amendment No. 4 to Sales Agreement (this “Amendment”) is made by and between (i) NTP Radioisotopes (SOC) Ltd., a commercial company registered and existing under the laws of the Republic of South Africa, having its registered office at Building 1700, Pelindaba, R104 Elias Motswaledi Extension, Brits District, North West Province of South Africa (“NTP”), and (ii) Lantheus Medical Imaging, Inc., a corporation organized and existing under the laws of Delaware with a place of business at 331 Treble Cove Road, North Billerica, Massachusetts, United States of America 01862 (“Lantheus”), effective as of December 29, 2017 (the “Amendment Effective Date”).
WHEREAS:

1.	Lantheus and NTP, on behalf of itself and its former Subcontractor, IRE, entered into a Sales Agreement, effective as of April 1, 2009 (the “Sales Agreement”);

2.	Lantheus and NTP, on behalf of itself and its former Subcontractor, IRE, entered into Amendment No. 1 to the Sales Agreement effective as of January 1, 2010 (“Amendment No. 1”);

3.
Lantheus and NTP, on behalf of itself and its former and current Subcontractors, IRE and ANSTO, respectively, entered into Amendment No. 2 to the Sales Agreement effective as of April 1, 2011 (“Amendment No. 2”);

4.
Lantheus and NTP, on behalf of itself and its current Subcontractor, ANSTO, entered into Amendment No. 3 to the Sales Agreement effective as of October 1, 2012 (“Amendment No. 3”) (the Sales Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, collectively, the “Existing Agreement”);

5.
Lantheus and NTP, on behalf of itself and its current Subcontractor, ANSTO/ANM, wish to further amend the Existing Agreement by amending, restating and/or supplementing certain provisions of the Existing Agreement as of the Amendment Effective Date (the Existing Agreement, as amended by this Amendment, the “Agreement”), in order to:

(a)	extend the term of the Existing Agreement and specify pricing and volume levels for the supply of Product during that extended term;

(b)
enable Lantheus to maintain a diversified, balanced, reliable and responsive supply chain for (i) LEU-based Product for routine supply and, (ii) to the extent of any outages, shortages or other emergencies affecting any portion of Lantheus’ LEU-based Product supply chain and sufficient LEU-based Product supply is not available from NTP and its Subcontractor, HEU-based Product on a back-up basis consistent with U.S. law (AMIPA) and international efforts to eliminate the use of HEU in medical isotope production;

(c)	enhance the reliability of transportation and logistics related to Lantheus’ Product supply to the extent reasonably practicable;

(d)
implement incremental capacity improvement and continuous production improvement efforts and optimize the alignment of NTP’s and ANSTO/ANM’s reactor schedules to ensure the ability to efficiently meet Lantheus’ **** requirements related to LEU-based Product and HEU-based Product supplied from NTP and ANSTO/ANM;

(e)
provide **** to (i) ensure reservation of supply capacity to enable NTP and its Subcontractor to supply all of Lantheus’ forecasted Product demand during the Term, (ii) ensure delivery of all of Lantheus’ standard orders on time and in the quantities ordered and (iii) **** NTP for ****;

(f)	enable NTP to ****; and

(g)	provide mechanisms potentially enabling NTP to share **** (clauses (a) through (g), collectively, the “Stated Purposes”).
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Definitions. Certain capitalized terms used in this Amendment are defined in Exhibit A to this Amendment. Capitalized terms used but not defined in this Amendment (including Exhibit A) have the meanings ascribed to those terms in the Existing Agreement.

2.	Amendments.

(a)
The Parties acknowledge and agree that the Stated Purposes set forth above are essential to the purposes of the Agreement, and the Parties will perform their obligations under the Agreement to fulfill, and otherwise use commercially reasonable efforts to undertake activities necessary to fulfill, those Stated Purposes.

(b)
The Parties acknowledge and agree that (i) NTP and its Subcontractor are in the process of converting their production capabilities to supply Product derived exclusively from LEU, but that, (ii) to the extent of any outages, shortages or other emergencies affecting NTP’s and its Subcontractor’s ability to fulfill Lantheus’ orders exclusively with LEU-based Product, NTP and its Subcontractor may, with Lantheus’ prior consent, fulfill Lantheus’ orders with HEU-based Product in such situations. In furtherance of the foregoing, in situations in which Lantheus consents to accept HEU-based Product, all provisions in the Agreement relating to LEU-based will (x) apply to such HEU-based Product, mutatis mutandis, and (x) supersede the provisions relating to HEU-based Product in this Agreement.

(c)	Section 1.2 of the Existing Agreement is hereby amended by adding the following sentence to the end of that section:
Neither NTP nor its Subcontractor shall subcontract any of their respective obligations under this Agreement (other than to Subcontractor, as expressly set forth in this Agreement) without Lantheus’ prior written consent.

(d)	Section 2.1(b) of the Existing Agreement is hereby amended and restated in its entirety as follows:
Commencing on the **** and continuing through ****, (i) Lantheus shall place routine orders on a regular **** basis for, and purchase from NTP and its Subcontractor, through NTP, volumes of Product representing at least that percentage of its total **** Product requirements set forth in the following table (as may be adjusted pursuant to the last sentence of Section 5.1(b)(iii) and/or the last paragraph of this Section 2.1(b)), and (ii) NTP and its Subcontractor shall promptly accept such orders and supply to Lantheus all Product necessary to meet such Product requirements:

Time Period	Percentage of Lantheus’ Total Worldwide Requirements of Product
**** through and including ****	**** percent (****%)
**** through and including ****	**** percent (****%)
**** through and including ****	**** percent (****%)
**** through and including ****	**** percent (****%)

NTP and its Subcontractor shall supply all such orders placed by Lantheus; provided that, as set forth in the next sentence and Section 2.1(c), Lantheus’ purchase volume obligations set forth herein shall only apply in those periods in which NTP and its Subcontractors are able to satisfy, and NTP and its Subcontractors do satisfy, all Product orders for those periods. In addition, to the extent that NTP and its Subcontractors are unable to supply all quantities of Product requested by Lantheus hereunder, the Parties acknowledge and agree that Lantheus shall have the right to purchase Product from any third party supplier of Product only during the period of such unavailability and for a reasonable period of time before or after such period and, to the extent and for the duration of such third party purchases, Lantheus shall not be in violation of the purchase volume obligations set forth herein and shall be relieved of its purchase volume obligations for such period. Lantheus will continue to provide NTP in good faith a non-binding forecast (each, a “Forecast”) on the **** of each ****. Lantheus will also continue to provide NTP with firm orders for Product at least **** (****) in advance of the required date of Product shipment. The Parties hereby agree to meet no later than the end of **** to commence discussions in good faith regarding the terms of a supply agreement beyond the term of this Agreement, and the Parties will use their reasonable, good faith efforts to agree on the terms of any such extension by the end of ****.
Notwithstanding anything to the contrary in this Agreement, commencing with the ****, Lantheus shall have the right (exercisable**** during the Term upon advance written notice provided to NTP on or prior to **** of the calendar year immediately preceding the first full calendar year with respect to which such rights are being exercised) to commit to purchase up to **** percent (****%) of its **** requirements from **** for each **** during the Term, in which case, the purchase commitments to NTP and its Subcontractor in the table above (as adjusted from time to time in accordance with this Agreement) for each remaining calendar year during the Term will be automatically decreased to take into account the supply of Product that Lantheus will purchase from that other supplier for each such calendar year (for example, if Lantheus commits **** percent (****%) of its requirements to the other supplier ****, then it will provide written notice to NTP on or before **** and Lantheus’ commitment under this Agreement for each of the **** will decrease from **** percent (****%) to **** percent (****%) of its requirements for the ****, respectively); provided, however, if and to the extent that the Parties and the alternate supplier mutually agree to have the alternate supplier join this Agreement instead, then (i) the alternate supplier will become a Subcontractor of NTP under this Agreement, (ii) this Agreement will be amended appropriately and (iii) the alternate supplier will enter into a separate joinder, amendment or side agreement with Lantheus, NTP and its Subcontractor(s), in the case of each of clauses (i) through (iii), as mutually agreed and in accordance with all applicable laws, including antitrust and competition laws; provided further that, in the event of Lantheus’ election to purchase any such alternate supply, (x) the Parties will in good faith discuss, negotiate and (by **** of the immediately preceding calendar year) attempt to agree on whether to **** under this Agreement for each remaining **** during the Term, taking into account the **** under this Agreement for such **** and ****, but (y) neither Party will be obligated to agree to any such ****, in which case the **** set forth in this Agreement will continue to apply during the remainder of the Term.
If Lantheus fails to fulfill its Product purchase obligations in accordance with the provisions of this Agreement (for the avoidance of doubt, which obligations are subject to, among other things, NTP and its Subcontractor’s ability to supply Product and Lantheus’ rights to purchase Product from alternate suppliers in specified circumstances) in any calendar year, then Lantheus shall pay to NTP an amount equal to (i) **** that Lantheus so failed to purchase in that calendar year, multiplied by (ii) the **** applicable in that ****.

(e)	Section 2.1(c) of the Existing Agreement is hereby amended and restated in its entirety as follows:
Subject to Section 3.8, such Product shall be supplied and delivered to John F. Kennedy International Airport, Jamaica, New York (“JFK”) or Logan International Airport, Boston, Massachusetts (“BOS”) (or other mutually agreed upon delivery location) on a mutually agreed schedule with follow-on trucking delivery to the Lantheus facility in North Billerica, Massachusetts; provided that, subject to Section 3.8, Product supplied by the Subcontractor will be supplied and delivered to Lantheus’ designated carrier at Sydney (Kingsford Smith) Airport, Mascot, New South Wales, Australia (“SYD”) (or other mutually agreed upon delivery location) on a mutually agreed schedule with follow-on delivery to the Lantheus facility in North Billerica, Massachusetts. Lantheus shall provide NTP with notice of its intention to change such location at least **** (****) in advance of the required inception date of such changes. NTP and its Subcontractor shall be responsible to ensure that Lantheus’ full order of Product is delivered to Lantheus (other than during scheduled outages for routine maintenance and unscheduled outages or failures of the production lines of NTP and its Subcontractors) (i.e., under conditions of normal operations prevailing at NTP and its Subcontractors’ facilities), but in all cases subject to compliance with Section 2.1(d), (e), (f), (h) and (i) and the last sentence of this Section 2.1(c). The Parties agree that supply of Lantheus’ annual Product requirements will, in general, be ****, and the Account Manager at NTP (“Account Manager”) will allocate Product supply among NTP and its Subcontractor accordingly; provided that Lantheus will have the communication and coordination rights set forth in Section 3.8. Lantheus shall be advised in a timely way of the manner in which supply obligations hereunder will be allocated among NTP and its Subcontractor. NTP and its Subcontractor will schedule deliveries of Product to Lantheus during scheduled outages at either facility in such a way that the full amount of Product ordered by Lantheus (including, subject to the provisions of Section 2.1(d), any specific quantities of LEU-based Product) will be maintained under such circumstances.

(f)	Section 2.1(d) of the Existing Agreement is hereby amended and restated in its entirety as follows:
For any supply of Product by NTP and its Subcontractor during the Term, NTP and its Subcontractor will increase production levels of LEU-based Product so as to make available to Lantheus up to **** percent (****%) of its demand for LEU-based Product, unless otherwise directed by Lantheus.
Lantheus will include the amount of HEU and LEU-based Product that it expects to order from NTP and its Subcontractor in each Forecast. Both Parties acting in good faith will use commercially reasonable efforts to achieve the common goal described herein relating to the development of a more robust supply of LEU-based Product by NTP and its Subcontractor and an associated increase in demand from Lantheus. To the extent that the total volume of LEU-based Product available for sale by NTP and its Subcontractor is not (or will not be) sufficient to meet all customer orders for any reason on any given ****, NTP and its Subcontractor shall supply Lantheus’ orders **** by providing Lantheus with at least (i)  **** of the Supply Available (as defined below) on ****, plus, (ii) if the shortage on **** was reasonably foreseeable as of the ****, **** of the Supply Available on the **** that was not utilized to fulfill Lantheus’ orders for **** (calibrated in accordance with Section 2.5 as of ****), up **** (referred to herein as a “****”). An illustration of the calculation of **** is set forth in Exhibit B. For purposes of clarity, the Parties acknowledge and agree that, in the event of an outage or supply shortage affecting Lantheus’ supply of Product, any amounts of Product ordered by Lantheus hereunder on **** (including ****) shall be filled by NTP and its Subcontractors with LEU-based Product on a ****. The Parties further acknowledge and agree that NTP’s and its Subcontractor’s supply of LEU-based Product to Lantheus on a **** and the purchase volume commitments set forth in Section 2.1(b) are essential to the purpose of this Agreement (including, but not limited to, the extended term set forth herein). NTP and its Subcontractor shall use their best efforts to supply any amounts of LEU-based Product ordered by Lantheus, with the understanding that NTP’s or its Subcontractor’s ability to completely supply such LEU-based Product may be affected by their scheduled outages for routine maintenance or unscheduled outages or failures of production lines (provided that nothing in this sentence affects NTP’s and its Subcontractor’s obligations to coordinate Product supply during outages or shortages and to allocate available Product supply to Lantheus in accordance with the requirements of this Agreement). The Parties will work together in good faith to establish supply schedules for the production and supply of LEU-based Product from NTP and its Subcontractor based on the market demand for the manufacture and supply of Lantheus’ Technetium-99m generators. NTP and its Subcontractor will also ensure the segregation of HEU and LEU-based Product when a mix of such Product is delivered to Lantheus in one aggregate shipment. The Parties acknowledge and agree that the levels of LEU-based Product set forth in this Section 2.1(d) shall not be construed as a “take-or-pay” or minimum volume requirement that otherwise modifies Section 2.1(b) hereof.
As used in this Agreement, the term **** means, for any ****, a percentage (not to exceed **** percent (****%)) equal to:

(i) the actual aggregate number of curies of Product purchased **** from NTP and its Subcontractors on **** of the **** over the immediately preceding **** (****) full calendar ****, divided by
(ii) the actual aggregate number of curies of Product purchased by **** from NTP and its Subcontractors on **** of the **** over the immediately preceding **** (****) full calendar ****;
ignoring, for purposes of this ****calculation, any periods of extended shutdown of NTP’s and/or its Subcontractor’s facilities during which Lantheus did not receive its full orders but which, if included for purposes of this calculation, would have the effect of reducing Lantheus’ ultimate ****.
As used in this Agreement:
(i) the term “Supply Available” means, for any given ****, the aggregate number of curies of Product actually available at NTP and its Subcontractor for delivery on **** to ****;
(ii) the term **** means, for any given ****, Lantheus and each **** ordering Product for delivery (or use in technetium generators sold) in ****, with delivery of such order scheduled for ****;
(iii) the term **** means, for any given ****, Lantheus and each **** ordering Product for delivery (or use in technetium generators sold) ****, with delivery of such order scheduled for ****;
provided that, for clarity, NTP and each of its Subcontractors will each be deemed to be ****.
As used in this Agreement, the term “best efforts” means (a) taking all steps necessary and proper to achieve the relevant objective, (b) attempting all reasonably feasible alternatives with immediacy and urgency and (c) carrying out such activities to their logical conclusions, in the case of each of clauses (a)-(c), in a good faith, sustained manner that (i) gives due deference to Lantheus’ specifically negotiated rights and interests under this Agreement and (ii) is consistent with the highest standards of care, diligence, judgment and skill exercised by the best suppliers of molybdenum-99m in the world. Solely for purposes of illustration, the use of best efforts may, in certain specific facts and circumstances, require NTP and its Subcontractor to take actions such as the following: (v) NTP and its Subcontractor at all times maintaining sufficient levels of targets, fuel rods, irradiation and processing capacity, staffing, subject matter experts, containers, logistics arrangements and other resources to ensure NTP and its Subcontractor will be in a position to, and actually will, satisfy all of the Product orders submitted by Lantheus, (w) ****, (x) coordinating fulfillment obligations among NTP, its Subcontractor and their backup suppliers, (y) if it is reasonably foreseeable that one or more specific shipments may be untimely, at Lantheus’ request, turn over the responsibility for coordinating logistics for those specific shipments and (z) giving immediate notice to Lantheus whenever any of the foregoing undertakings cannot be met. Nothing in the foregoing definition of best efforts is intended to restrict or limit NTP or its Subcontractor’s obligations to undertake other efforts or actions in this Agreement.

(g)	Section 2.1(g) of the Existing Agreement is hereby amended and restated in its entirety as follows:
Compliance with requirements of Section 2.1 will be confirmed at the end of the second and fourth quarters of each calendar year, at which time NTP will furnish to Lantheus a certificate, executed by a duly authorized officer of NTP stating that such officer has reviewed the supply of Product during such period and that NTP and its Subcontractors have complied with Section 2.1. Lantheus will have the right to audit NTP’s and its Subcontractor’s compliance with those provisions through an independent third party that has entered into a nondisclosure agreement in favor of NTP and/or its Subcontractors, as applicable, in reasonable, customary form that permits disclosure by that third party to Lantheus of (i) the fact that NTP and its Subcontractors have complied with those provisions and (ii) the underlying facts of any instances of noncompliance (provided that in no event will the names of NTP’s or its Subcontractor’s customers be disclosed to Lantheus). Non-compliance with Section 2.1(d)-(i) or the third sentence of Section 2.1(c) will constitute a material breach of this Agreement.

(h)	The first and second sentences of Section 2.1(h) of the Existing Agreement are hereby amended and restated as follows:
NTP represents, warrants, acknowledges and covenants to Lantheus that, as of the Amendment Effective Date and throughout the term of this Agreement:
(i)    NTP Supply Agreements. It has entered into (A) a backup supply agreement with IRE that supports (and that compels IRE to support) NTP and its Subcontractor to fully perform all of their obligations and supply Product to Lantheus under this Agreement (as may be amended, modified, supplemented, renewed or superseded from time to time, the “NTP/IRE Backup Supply Agreement”) and (B) a supply agreement and a license agreement with ANSTO/ANM that enables (and that compels ANSTO/ANM to enable) NTP and its Subcontractor to fully perform all of their obligations and supply Product to Lantheus under this Agreement, including by imposing on ANSTO/ANM obligations which are the same, in all material and operationally-relevant respects, as those imposed on NTP and its Subcontractor in this Agreement, for the benefit of Lantheus (the agreements described in clause (B) (as may be amended, modified, supplemented, renewed or superseded from time to time) are referred to, collectively, as the “NTP/ANSTO Supply Agreements”) (the NTP/IRE Backup Supply Agreement and the NTP/ANSTO Supply Agreements are referred to, collectively, as the “NTP Supply Agreements”).
(ii)    Enforceability. Each of this Agreement and the NTP Supply Agreements (A) has been duly executed and delivered by NTP and the relevant counterparty thereto and (B) constitutes, and throughout the term of this Agreement will continue to be effective and will continue to constitute, NTP’s and that counterparty’s legal, valid and binding obligation, each enforceable between NTP and that counterparty in accordance with its respective terms. The execution, delivery and performance by NTP and that counterparty of that agreement does not and will not (1) violate or conflict with, result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any contract to which NTP, that counterparty or any of their respective affiliates is a party or by which NTP, that counterparty or any of their respective affiliates is bound, including any of the other NTP Supply Agreements, (2) violate any law applicable to NTP, that counterparty or any of their respective affiliates or (3) violate or conflict with any provision of the organizational documents of NTP, that counterparty or any of their respective affiliates.

(iii)    No Adverse Modifications. None of the NTP Supply Agreements nor any of their respective provisions will be amended, modified, terminated, waived, enforced or (upon expiration) not renewed on the same terms, to the extent doing so would be to the direct or indirect detriment of Lantheus (i.e., in any manner that adversely affects (or that could adversely affect) NTP’s and its Subcontractor’s ability to fully perform their obligations and supply Product to Lantheus in accordance with this Agreement) (each such event, an “Material Adverse Event”) without Lantheus’ prior written approval. The Parties acknowledge that NTP is negotiating a new agreement with ANSTO/ANM, including but not limited to a “back-to-back” supply agreement, to replace one or more of the current NTP/ANSTO Supply Agreements upon their current expiration on ****, that will impose on ANSTO/ANM obligations which are the same, in all material and operationally-relevant respects, as those imposed on NTP and its Subcontractor in this Agreement and that has a term contemporaneous with the entire term of this Agreement, for the benefit of Lantheus. For clarity, **** In the event that a Material Adverse Event occurs or is reasonably likely to occur, NTP will notify Lantheus immediately by telephone and follow up in writing promptly with a reasonably detailed explanation of the situation and the Material Adverse Event. NTP will keep Lantheus fully and promptly apprised of all significant developments in such matters. NTP will take all actions necessary to eliminate the Material Adverse Event as soon as possible. The Material Adverse Event will constitute a material breach of this Agreement and, because of the risk introduced into Lantheus’ Product supply chain, for as long as such Material Adverse Event remains in effect, ****.
(iv)    Counterparty Breach. In the event that any counterparty to any of the NTP Supply Agreements either (x) breaches any of its obligations to NTP under that NTP Supply Agreement and/or (y) takes, fails to take, or is unwilling to take, any other actions, the result of which adversely affects (or could adversely affect) NTP’s and/or its Subcontractor’s ability to fully perform their obligations and supply Product to Lantheus in accordance with this Agreement (each such event described in clauses (x) through (y), but subject to the last sentence of this clause (iv) below, a “Counterparty Breach”) (the counterparty associated with a Counterparty Breach, the relevant “Breaching Counterparty”), then:
(A)    NTP will notify Lantheus immediately by telephone and follow up in writing promptly with a reasonably detailed explanation of the situation and the Counterparty Breach,
(B)    NTP will keep Lantheus fully and promptly apprised of all significant developments in such matters; and
(C)    (1) NTP will enforce its rights against that Breaching Counterparty under all NTP Supply Agreement(s) with that Breaching Counterparty to the fullest extent (including, without limitation, by **** and (2) NTP will take all other actions, and use its best efforts to compel that Breaching Counterparty to take all actions, in the case of each of clauses (1) and (2), in an expeditious and diligent manner, to the extent necessary to (I) fully perform (and to ensure NTP and its Subcontractor are performing and remain able and willing to perform) their obligations and supply Product to Lantheus under this Agreement and (II) fully compensate Lantheus for all direct and incidental damages (including reasonable attorneys’ fees) incurred by Lantheus as a result of the Counterparty Breach.
Notwithstanding anything to the contrary, a failure to fully perform and supply Product to Lantheus in accordance with this Agreement will not constitute a Counterparty Breach if (i) such failure resulted from a scheduled outage for routine maintenance or an unscheduled outage or failure of production line, and (ii) such failure (and the underlying outage or production line failure) did not arise as a result of NTP’s or the Counterparty’s intentional or negligent act or omission, and (iii) such failure (and the underlying outage or production line failure) was outside the reasonable control of NTP and the Counterparty, and (iv) NTP and its Subcontractor have complied with their obligations under Sections 2.1(d), (e), (f), (h) and (i) and the last sentence of Section 2.1(c).
(v)    Indirect Enforcement Rights. (A) It is crucial to ensure that Lantheus’ interests in a diversified, balanced, reliable and responsive Product supply chain (as expressed through the terms and conditions of this Agreement) are fully addressed by NTP and its Subcontractor; (B) as such, it is necessary for Lantheus to have a right, but not the obligation, to be involved in or jointly control the enforcement by NTP of its rights under the NTP/ANSTO Supply Agreements against ANSTO/ANM; (C) each of the Parties acknowledges its preference is to attempt to resolve any Counterparty Breach situation with a Breaching Counterparty amicably and cost effectively, utilizing litigation only as a measure of last resort; (D) the Parties acknowledge that NTP will first attempt to resolve any Counterparty Breach situation with a Breaching Counterparty in an amicable manner (i.e., discussions and negotiations) before resorting to litigation, if appropriate; and (E) therefore, if (1) Lantheus in good faith believes that NTP’s efforts to resolve a Counterparty Breach in an amicable manner is ****, then NTP will provide more frequent and detailed updates about the matter and NTP will in good faith consider permitting Lantheus to be directly involved in the discussions and negotiations with the Breaching Counterparty to seek a resolution of the matter, and (2) if NTP **** to the extent necessary to cause ANSTO/ANM to (I) fully perform (and to ensure NTP and its Subcontractor are performing and remain able and willing to perform) their obligations and supply Product to Lantheus under this Agreement and (II) fully compensate Lantheus for all direct and incidental damages (including reasonable attorneys’ fees) incurred by Lantheus as a result of the Counterparty Breach in an expeditious or diligent manner (as mutually determined by NTP and Lantheus, each acting reasonably and in good faith and giving due deference to Lantheus’ specifically negotiated rights and interests under this Agreement), then Lantheus will have the right (exercisable upon **** (****) business days’ written notice to NTP or less, if required to preserve Lantheus’ rights under the circumstances), but not the obligation, to confer with, to be directly apprised by, and/or to control (jointly with NTP, each acting reasonably and in good faith), the legal and other counsel representing NTP in such matter (which counsel must be mutually acceptable to NTP and Lantheus, each acting reasonably and in good faith, and must be appointed in accordance with NTP’s internal processes), and NTP will instruct such counsel to take direction from Lantheus, all at NTP’s sole cost and expense; provided that, in the event that the Parties cannot reach mutual agreement regarding whether resolution of a Counterparty Breach is being expeditiously and diligently pursued under clause (E)(2) above, then Lantheus will have the right to control such counsel ****. In furtherance of the forgoing, NTP will (and will cause such counsel to) (x) fully and promptly cooperate with Lantheus in such matters, (y) keep Lantheus fully and promptly apprised of all significant developments in such matters and (z) provide to Lantheus copies of, and full access to, all documentation and other information relating to such matter, including copies of the NTP/ANSTO Agreements under reasonable conditions of confidentiality and privilege, and related correspondence. NTP will notify Lantheus in writing reasonably in advance of filing a lawsuit against a Breaching Counterparty, and Lantheus shall have the option to exercise its rights under this clause (v) in connection with the filing of that lawsuit.
(vi)    Remedies for a Continuing Counterparty Breach. Throughout the period during which a Counterparty Breach is continuing and not resolved in a manner that (A) assures NTP and its Subcontractor will fully perform their obligations and supply Product to Lantheus under this Agreement and (B) fully compensates Lantheus for all direct and incidental damages (including reasonable attorneys’ fees) incurred by Lantheus as a result of the Counterparty Breach, (x) NTP shall have the option to source Product from an alternate supplier of Product (the use of which is approved by the U.S. Food and Drug Administration in the manufacture of Lantheus’ TechneLite®) and NTP will supply that Product to Lantheus at the ****, but (y)  for any period during which NTP is unable to source such alternative supply for any reason (including during the pendency of any required U.S. Food and Drug Administration approval), Lantheus may itself proceed to source substitute Product from an alternate supplier and (in the case of this clause (y)) the following will apply:

(1)
****, to partly compensate Lantheus for its additional efforts in securing substitute Product supply from an alternate supplier; provided that, once the Counterparty Breach is fully resolved and Lantheus is fully compensated (as contemplated above), ****; and

(2)	****
(vii)    Solvency and Financial Ability. NTP is and will continue to be solvent, and it has and will continue to have sufficient financial resources to perform its obligations under this Agreement, including this Section 2.1(h).
(viii)    Equitable Remedies. Irreparable damage would occur if any provision of this Agreement were not performed by NTP and its Subcontractor in accordance with the terms of this Agreement and that Lantheus will be entitled to specific performance of the provisions of this Agreement and provisional remedies, in addition to any other remedy to which it is entitled under this Agreement, at law, in equity, by statute, in any other agreement between the Parties or otherwise.
(ix)    Cumulative Remedies. All of Lantheus’ rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by it of any right or remedy does not preclude its exercise of any other rights or remedies that may now or subsequently be available under this Agreement, at law, in equity, by statute, in any other agreement between the Parties or otherwise.
(x)    Essential Purpose. This Section 2.1(h) and the existence, legal effectiveness and performance by NTP and its counterparties of each of the NTP Supply Agreements are essential to the purposes of this Agreement, and Lantheus would not have entered into this Agreement in the absence of this Section 2.1(h) or those NTP Supply Agreements.

(i)	Section 2.1(i) of the Existing Agreement is hereby amended by replacing the phrase “on a **** basis” with the phrase “on a **** basis.”

(j)	Section 3.1 of the Existing Agreement is hereby amended to replace the phrase “the supply schedule provided pursuant to Section 2.2” with the phrase “its purchase order.”

(k)	A new Section 3.8 of the Existing Agreement is hereby added as follows:
Notwithstanding anything to the contrary in this Section 3, (a) if Lantheus requests, NTP and/or its Subcontractor will use Lantheus’ designated freight forwarder to arrange shipment of Product and, (b) if Lantheus requests, Lantheus will assume responsibility for arranging transportation of Product at a designated point, in which case, title and risk of loss will transfer to Lantheus at the point at which Product is loaded onto Lantheus’ designated carrier. In such an event, with respect to any particular Product shipment, Lantheus will be entitled to communicate and coordinate directly with NTP or its Subcontractor, as applicable (i.e., whichever supplier from which that originates), the freight forwarder and the transport company with respect to that shipment.

(l)	A new Section 10.3 of the Existing Agreement is hereby added as follows:
Notwithstanding any of the provisions of this Agreement, (a) NTP’s liability in respect of all claims for damages and losses instituted against NTP by Lantheus in terms of this Agreement shall be limited to direct and incidental damages actually suffered by Lantheus as a result of NTP’s or its Subcontractor’s negligence, willful misconduct or material breach of this Agreement, and (b) Lantheus’ liability in respect of all claims for damages and losses instituted against Lantheus by NTP or its Subcontractor in terms of this Agreement shall be limited to direct and incidental damages actually suffered by NTP or its Subcontractor as a result of Lantheus’ negligence, willful misconduct or material breach of this Agreement.

(m)	Section 5.1(a) of the Existing Agreement is hereby amended and restated in its entirety as follows:
Commencing on the Amendment Effective Date and continuing through the term of this Agreement, but subject to the last two paragraphs of this Section 5.1(a), the unit price of Product to be invoiced to Lantheus by NTP shall be the applicable price per Curie (at the calibration date and time) set forth in the table below (the “Invoice Price”). The calibration date and time shall be in accordance with Section 2.5.

Time Period	Invoice Price Per Curie of NTP-Supplied Product	Invoice Price Per Curie of Subcontractor-Supplied Product*
**** through and including ****	$****	$****
**** through and including ****	$****	$****
**** through and including ****	$****	$****
**** through and including ****	$****	$****

*	The Invoice Price for Subcontractor-supplied Product ****:

(i)	the Invoice Price for Subcontractor-supplied Product will be first ****, on a prospective basis, for purchase orders issued on and after the date on ****;

(ii)	the Invoice Price for Subcontractor-supplied Product will next ****, on a prospective basis, for purchase orders issued on and after the date on ****;

(iii)	the Invoice Price for Subcontractor-supplied Product will next ****, on a prospective basis, for orders placed on and after the date on ****;

(iv)	the Invoice Price for Subcontractor-supplied Product will next ****, on a prospective basis, for orders placed on and after the date on ****; and

(v)	thereafter, the Invoice Price for Subcontractor-supplied Product will ****;

provided, however, that the Invoice Price for Subcontractor-supplied Product will ****.
For purposes of clauses (iii) and (iv) above, the term “Satisfactory Performance” means “Silver-level performance” (as described on Exhibit A to the Amendment) in reference to Subcontractor-supplied Product only (but including on a backup basis to cover any NTP outages or shortages), and ignoring for such purposes any Delivery Failures (as defined on Exhibit A to the Amendment) otherwise directly caused by NTP or relating to NTP-supplied Product only.
For the avoidance of doubt, the price per Curie of Product for Product ordered for delivery during the period from **** through the **** before the **** is as set forth in the invoice previously received by Lantheus.
Notwithstanding anything to the contrary in this Agreement, (i) from the **** and until the earlier of (A) **** and (B) ****, the **** per Curie of Product will be **** **** Curie of Product ****, mutatis mutandis. Once **** into and/or the **** is no longer in effect, as applicable, the **** per Curie of Product will **** to the **** per Curie of Product applicable under the other provisions of this Section 5.1(a).

(n)	Section 5.1(b) of the Existing Agreement is hereby amended and restated in its entirety as follows:
(i)    To mitigate the period of increased Product supply volatility tied to the implementation of the double run capability at NTP and the startup of additional Subcontractor-capacity at the Subcontractor, the provisions set forth in Exhibit A to the Amendment will apply from the Amendment Effective Date until the Compliance Date (the “Incentive Program Term”), to provide monetary incentives and reward NTP for delivering Lantheus’ normal orders on time and in the quantities ordered and **** for **** to Lantheus in **** (the “Incentive Program”).
(ii)    The Parties agree that Lantheus will not be responsible for paying for ****, except to the extent used to fill:
(A)    ****; or
(B)    ****; provided, however, that (i) Lantheus agrees in advance to pay **** and (ii) NTP and its Subcontractor will not burden Lantheus with the ****.
For clarity, Lantheus will **** only as follows:
****
*    Purchase orders issued to NTP and its Subcontractor ****.
**    Purchase orders issued to NTP and its Subcontractor for ****.
(iii)    In the event that Lantheus has the opportunity to ****, at Lantheus’ request, the Parties will negotiate reasonably and in good faith potential, mutually beneficial adjustments to the terms of the Agreement in order to enable Lantheus to ****. In the event that Lantheus sources Product from another supplier for this purpose, ****.
(iv)    Separately, to the extent that Lantheus’**** during any **** as compared to the **** Lantheus will make to NTP ****. Conversely, to the extent that Lantheus’ ****. For the avoidance of doubt, changes in the ****. For clarity, Exhibit C to the Amendment provides illustrative examples.

For the avoidance of doubt, NTP will invoice Lantheus for Product at the applicable Invoice Price set forth in the table above.
The calculations in this Section 5(b)(iv) will be based on specially-prepared, TechneLite® generator product-level financial statements prepared by Lantheus in accordance with U.S. generally accepted accounting principles, consistently applied, and Lantheus will furnish to NTP on an annual basis a certificate, executed by a duly authorized officer of Lantheus stating whether and to what extent this Section 5.1(b)(iv) is triggered. NTP will have the right to audit such financial statements through an independent third party that has entered into a nondisclosure agreement in favor of Lantheus in reasonable, customary form that permits disclosure by that third party to NTP of the aggregate amount of any discrepancies found (provided that in no event will the amounts of individual line items be disclosed to NTP).
In addition, within **** (****) days after the end of each ****, Lantheus will notify NTP and its Subcontractor whether it has actually accrued in its financial statements ****for that **** and, if so, the amount of that accrual.
The ****for any given **** will be due within **** (****) days after the date on which Lantheus files its annual report on Form 10-K for that year with the U.S. Securities and Exchange Commission.
Notwithstanding the foregoing, no **** will be due to NTP and its Subcontractor with respect to any year in which (i) the Baseline (as defined in Exhibit A to the Amendment) for a “model week” **** by more than **** percent (****%) of that initial level or (ii) Lantheus’ **** on TechneLite® generator sales is within ****and **** (****) percentage points lower than the ****.

(o)	Section 5.1(c) of the Existing Agreement is hereby deleted in its entirety.

(p)	Section 5.1(d) of the Existing Agreement is hereby amended and restated as follows:
For so long as Lantheus has satisfied its purchase volume commitments set forth in Section 2.1(b) as measured with reference to the average volume of Curies purchased over the immediately preceding **** period and Lantheus is **** as measured during such period (as calculated consistent with calibrations as set out in Section 2.5), the prices payable by Lantheus for Product **** than the purchase price (as calculated consistent with calibration as set out in Section 2.5) paid by **** from NTP or its Subcontractors for delivery into or use ****, regardless of whether such delivery or use is direct or indirect. For purposes of calculating the purchase price paid **** in order to determine if any price adjustment shall be made hereunder, the Parties agree that the purchase price paid by **** will be calculated after giving effect to all rebates, discounts, and similar pricing concessions or incentives available to **** (but excluding ****) and after giving effect to all incentives (whether relating to ****) paid or payable to NTP and/or its Subcontractor, and, if such purchase price is paid in a currency different from the United States dollar pursuant to a written contract or spot order, such purchase price shall be determined using the exchange rate of the United States dollar against such different currency applicable to such purchases as of the date of entering into, or modifying the pricing-related terms of, such contracts or spot orders. For the sake of clarity, no such price adjustment shall apply where **** paid by ****, in US dollar terms, (i) occurs solely after **** and (ii) are solely caused by ****. In addition, noncompliance with the foregoing provisions will result in a **** the price payable by Lantheus for Product hereunder only during the period in which the purchase price of ****. Compliance with requirements of this Section 5.1(d) will be confirmed at the end of

**** of each ****, at which time NTP will furnish to Lantheus a certificate, executed by a duly authorized officer of NTP stating that such officer has reviewed the sales of such Product during such period and that NTP and its Subcontractors have complied with this Section 5.1(d). Lantheus will have the right to audit NTP’s and its Subcontractor’s compliance with this Section 5.1(d) through an independent third party that has entered into a nondisclosure agreement in favor of NTP and/or its Subcontractors, as applicable, in reasonable, customary form that permits disclosure by that third party to Lantheus of (i) the fact that NTP and its Subcontractors have complied with this Section 5.1(b) and (ii) the underlying facts of any instances of noncompliance (provided that in no event will the names of NTP’s or its Subcontractor’s customers be disclosed to Lantheus). To the extent it is determined that NTP is not in compliance with this Section 5.1(d), NTP will adjust the pricing payable by Lantheus and credit Lantheus with the difference between the price paid by Lantheus and the amount otherwise contemplated by this Section 5.1(d).

(q)	The last sentence of Section 8.1 of the Existing Agreement is hereby deleted in its entirety.

(r)	A new Section 10.2 is hereby added to the Existing Agreement:
(a)    In the event that (i) NTP is required to **** arising solely as a result of **** and (ii) the conduct of NTP that serves as a basis of such action or claim did not adversely affect Lantheus (such action or claim meeting the requirements of clauses (i) and (ii), an “NTP Qualifying Action”), then Lantheus shall reasonably assist NTP (initially, at NTP’s reasonable cost and expense) in defending against such NTP Qualifying Action. If NTP is finally adjudicated by a **** court of competent jurisdiction to be liable in such NTP Qualifying Action (or, with Lantheus’ prior consent (not to be unreasonably withheld, conditioned or delayed), settles such NTP Qualifying Action), then each of the Parties shall ****. For the avoidance of doubt, Lantheus will not be responsible for any ****.
(b)    In the event that (i) Lantheus is required to **** arising solely as a result of **** and (ii) the conduct of Lantheus that serves as a basis of such action or claim did not adversely affect NTP (such action or claim meeting the requirements of clauses (i) and (ii), a “Lantheus Qualifying Action”), then NTP shall reasonably assist Lantheus (initially, at ****) in defending against such Lantheus Qualifying Action. If Lantheus is finally adjudicated by a **** court of competent jurisdiction to be liable in such Lantheus Qualifying Action (or, with NTP’s prior consent (not to be unreasonably withheld, conditioned or delayed), settles such Lantheus Qualifying Action), then each of the Parties shall ****. For the avoidance of doubt, NTP will not be responsible for any ****.

(s)
Section 11.1 of the Existing Agreement is hereby amended by (i) replacing “31st Day of December 2017” with “31st Day of December 2020” and (ii) inserting the following as the last sentence of Section 11.1:

At any Party’s request, the Parties will negotiate reasonably and in good faith a further proposed amendment to the Agreement pursuant to which (i) the term of the Agreement would be extended through the ****, (ii) Lantheus would commit to purchase ****% or more of its Product demand in each of those calendar years from NTP and its Subcontractors and (iii) the **** price per Curie of Product (i.e., ****) would be reset to **** (which will be determined using the same method described under Section 5.1(d)), subject to a cap on such **** of **** percent (****%) of ****.

(t)	Section 13.10 of the Existing Agreement is hereby amended by adding the following sentence to the end of that section:
Notwithstanding anything to the contrary, this Section 13.10 does not prohibit any announcement that may be required by applicable law, regulation or order of a governmental authority of competent jurisdiction.

3.
General. Except as specifically amended by this Amendment, the Existing Agreement remains in full force and effect and otherwise unamended by this Amendment. This Amendment constitutes a final written expression of the terms hereof and is a complete and exclusive statement of those terms. This Amendment shall be governed by and construed in accordance with the laws of England, without reference to the choice of laws rules of any jurisdiction.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
For and on behalf of NTP:
NTP Radioisotopes (SOC) Ltd.

/s/ Thabo Tselane
                            Thabo Tselane
                            Acting Group Managing Director

For and on behalf of Lantheus:
Lantheus Medical Imaging, Inc.

/s/ Mary Anne Heino
Mary Anne Heino
President and Chief Executive Officer

Exhibit A
Incentive Program
To mitigate the period of increased Product supply volatility tied to the implementation of the double run capability at NTP and the startup of Subcontractor capacity at Subcontractor, this Incentive Program will apply during the Incentive Program Term to provide monetary incentives and reward NTP for delivering Lantheus’ normal orders on time and in the quantities ordered and for allocating available supply to Lantheus in shortage situations.

1.
Baseline Curies. The Parties will, acting reasonably and in good faith, agree to a baseline number of Curies for each ***** of Product production during a ***** that is necessary to satisfy Lantheus’ forecasted Product requirements under the Agreement for that “model ****” (with respect to each such ***** as updated from time to time, its “Baseline Curies” and, on a ***** basis, the “Baseline”) during the period from the Amendment Effective Date through ****; provided that (i) the initial level of Baseline Curies will reflect no less than the number of Curies of Product that Lantheus requested from NTP and its Subcontractor on each ***** during the **** and ****; and (ii)(A) on ****, the Parties will, acting reasonably and in good faith, update the level of Baseline Curies for each *****in order to reflect any ***** in Lantheus’ forecasted Product requirements, and NTP’s and its Subcontractor’s reasonable best ability to supply such *****, for each ***** during the upcoming **** (****) month period; and (B) any such updates will be effective as of each ****, as applicable, unless otherwise agreed.

2.
**** Performance Evaluation. At the end of each ***** (each, a *****), NTP and its Subcontractor’s daily Product supply performance during that ***** will be compared against each corresponding purchase order (or portion thereof) placed by Lantheus to the extent reflecting no more than the Baseline Curies for **** in the ***** (each such corresponding purchase order (or portion thereof), a “Normal PO”). For clarity, in the event that Lantheus’ Product supply requirements increase after the Parties have already reached agreement on the applicable Baseline Curies, but before the next period during which the Baseline Curies are due to be updated in accordance with Section 1 above (for instance, as a result of *****), the Parties will still refer to that initial, agreed upon level of Baseline Curies for purposes of evaluating NTP and its Subcontractor’s Product supply performance under this Incentive Program until the updated level of Baseline Curies takes effect.

3.	Incentive Payments.

(a)	For Normal Supply. For each *****, NTP will be entitled to an incentive payment in an aggregate amount equal to:

(i)	the number of weeks (“Weeks”) in that ***** in which no Delivery Failure (as defined below) occurred and no Event of Force Majeure (as defined in the Existing Agreement) occurred,

multiplied by

(ii)	the applicable “Weekly Amount” set forth in the table below:

Performance Level for the ****	No. of Weeks **** With At Least One Delivery Failure	Weekly Amount
Gold	****	$****
Silver	****	$****
Bronze	****	$****
Other	****	$****

(b)
For Backup Supply. In addition to any incentive payments payable under Section 3(a) above, for each *****, NTP will be entitled to an additional, $**** incentive payment for each Week in that ***** in which NTP and its Subcontractor supplies to Lantheus on a timely basis all Curies of Product that Lantheus specifies in a supplemental purchase order to cover *****. For clarity, NTP and its Subcontractor can earn incentive payments for ***** under this Section 3(b), regardless of whether they have earned incentive payments for Normal POs under Section 3(a) above for the same *****.

(c)	Illustrative Example. For illustrative purposes only:
if NTP and its Subcontractor fulfilled all **** (except for **** Delivery Failures and an Event of Force Majeure that delayed an entire Product shipment, each occurring in separate ***) and fulfilled ***** in **** separate ****during the *****, as follows:

**** #	1	2	3	4	5	6	7	8	9	10	11	12	13
*****	****	****	****	****	****	****	****	****	****	****	****	****	****
*****	****	****	****	****	****	****	****	****	****	****	****	****	****

Key:    ✓ = delivery fulfilled        DF = Delivery Failure        EoFM = Event of Force Majeure that prevents delivery
then NTP would be entitled to $**** in incentive payments, calculated as follows:

Incentive Payments for ****
**** Amount	No. of **** for which Incentive Payments are Earned	Total Incentive Payments Earned for **** in *****
Only **** Delivery Failures ✓ ****-level performance **** Amount = $****	***** – **** with Delivery Failures – **** with an Event of Force Majeure that prevents delivery **** for which incentive payments are earned the *****	$***** 10 Weeks = $**** in performance incentives in ****

Incentive Payments for Filling *****
**** Amount	No. of **** for which Incentive Payments are Earned	Total Incentive Payments Earned for *****
**** Amount = $****	**** in which ***** were fulfilled	$**** * **** = $**** in performance incentives *****

4.	*****. Incentive payments earned for any ***** will be aggregated and become due and payable **** (****) **** after the end of that *****.

5.	Miscellaneous. For purposes of these provisions:

(a)	A “Delivery Failure” occurs whenever any of the following occurs:

(i)	NTP and its Subcontractor fail to supply to Lantheus on a timely basis any Curies of Product specified in any **** (other than as a result of an Event of Force Majeure); or

(ii)
Lantheus issues a purchase order reflecting a number of Curies of Product *****, simply in order to obtain (as of Lantheus’ corresponding **** of TechneLite® generator manufacture and after taking into account *****) a number of Curies of Product equal to the Baseline Curies (e.g., *****).

(b)
Delivery of Product is considered “timely” only if it arrives at Lantheus’ dock on its delivery date within **** (****) ****of its scheduled delivery time, each as indicated in the applicable purchase order.

(c)
Notwithstanding anything to the contrary, in the event that Lantheus’ total requirements for Product across all suppliers ***** more than **** percent (****%) of its requirements as of signing for **** (****) ****, then this Incentive Program will automatically terminate.

(d)	Notwithstanding anything to the contrary, no incentive payments under the Incentive Program will be earned with respect to any Week in which *****.

Exhibit B
Illustration of ***** Calculations

Example #1: Assuming a **** on **** that was reasonably foreseeable as of the **** (i.e., ****) before that ****.

**** of the **** on which Shortage Occurs	No. of Curies Ordered by Lantheus for ****	No. of Curies Purchased by ***** on **** (over the **** full calendar ****)	No. of Curies Purchased by ***** on **** (over the **** full calendar ****)	Lantheus' ***** on ****	Total “Supply Available” for ***** on ****	No. of Curies Representing Lantheus' ***** on ****	Lantheus’ *****for the **** minus No. of Curies Actually Delivered to Lantheus for **** (pre-decay)	Lantheus’ *****for the **** minus No. of Curies Actually Delivered to Lantheus for **** (post-**** of decay)	Maximum No. of Curies Allocated to Lantheus for ****	No. of Curies to be Delivered to Lantheus for **** *
****	****	****	****	****%	****	****	****	****	****	****

Example #2: Assuming a shortage on **** that was not reasonably foreseeable as of **** (i.e., ****) before ****.

**** of the **** on which Shortage Occurs	No. of Curies Ordered by Lantheus for ****	No. of Curies Purchased by ***** on **** (over the **** full calendar ****)	No. of Curies Purchased by ***** on **** (over the **** full **** months)	Lantheus' ***** on ****	Total “Supply Available” on ****	No. of Curies Representing Lantheus' ***** on ****	Lantheus’ *****for the **** minus No. of Curies Actually Delivered to Lantheus for **** (pre-decay)	Lantheus’ *****for the **** minus No. of Curies Actually Delivered to Lantheus for **** (post-**** of decay)	Maximum No. of Curies Allocated to Lantheus for ****	No. of Curies to be Delivered to Lantheus for **** *
****	****	****	****	****%	****	****	****	****	****	****
* Note: NTP and its Subcontractor would be able to *****.

Exhibit C
Illustrations of *****

For the **** and the ****

***** Pricing Scenario	Reference ***** (for ****)	***** (for the ****)	Change in *****	Change in ***** in excess of the ***** or ****% *****	Dollar Value of Change in ***** or ****% *****	Percentage of Lantheus' Total Mo-99 Requirements Supplied by NTP/ANM (in that period)	***** (for that period)
Significant Increase	****%	****%	****%	****%	$ ****	****%	$ ****
Increase	****%	****%	****%	****%	$ ****	****%	$ ****
Flat	****%	****%	****%	****%	$ ****	****%	$ ****
Decrease	****%	****%	****%	****%	$ ****	****%	$ ****
Significant Decrease	****%	****%	****%	****%	$ ****	****%	$ ****

* Assumption: for purposes of simplicity, these illustrations assume a hypothetical ***** and that a **** change in ***** equates to a **** change in *****.

For the ****

***** Pricing Scenario	Reference ***** (for ****)	***** (for the **** *****)	Change in *****	Change in ***** or ****% *****	Dollar Value of Change in *****or ****% *****	Percentage of Lantheus' Total Mo-99 Requirements Supplied by NTP/ANM (in that year)	***** (for that year)
Significant Increase	****%	****%	****%	****%	$ ****	****%	$ ****
Increase	****%	****%	****%	****%	$ ****	****%	$ ****
Flat	****%	****%	****%	****%	$ ****	****%	$ ****
Decrease	****%	****%	****%	****%	$ ****	****%	$ ****
Significant Decrease	****%	****%	****%	****%	$ ****	****%	$ ****

* Assumption: for purposes of simplicity, these illustrations assume a hypothetical *****and that a **** (****) ****change in ***** equates to a **** change in *****.